Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints John P. Wiehoff, Chad M. Lindbloom and Owen P. Gleason, and each of them, the undersigned’s true and lawful attorneys-in-fact and agents, each acting alone, with the powers of substitution and revocation, for the undersigned and in the undersigned’s name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-8, and any and all amendments (including post-effective amendments) thereto, relating to the offering of shares of common stock of C.H. Robinson Worldwide, Inc. pursuant to the Robinson Companies Retirement Plan, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that such attorneys-in-fact and agents or any of them, or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

IN WITNESS WHEREOF, the undersigned have executed this Power of Attorney as of the 18th day of September, 2003.

Signature	Title

/S/ JOHN P. WIEHOFF John P. Wiehoff	President, Chief Executive Officer and Director (principal executive officer)

/S/ CHAD M. LINDBLOOM Chad M. Lindbloom	Vice President and Chief Financial Officer (principal financial officer)

/S/ THOMAS K. MAHLKE Thomas K. Mahlke	Corporate Controller (principal accounting officer)

/S/ BARRY W. BUTZOW Barry W. Butzow	Senior Vice President and Director

/S/ ROBERT EZRILOV Robert Ezrilov	Director

/S/ WAYNE M. FORTUN Wayne M. Fortun	Director

/S/ GERALD A. SCHWALBACH Gerald A. Schwalbach	Director

/S/ BRIAN P. SHORT Brian P. Short	Director

/S/ D.R. VERDOORN D.R. Verdoorn	Chairman of the Board